Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

March 31, 2025

(Unaudited)

Definitions
Adjusted Fixed Charge Coverage Fixed Charge Coverage Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Fixed Charge Coverage Adjusted EBITDAre and Fixed Charges.
Adjusted Funds From Operations (“AFFO”) AFFO is defined as FFO as Adjusted after excluding the impact of the following: (i) stock-based compensation amortization expense, (ii) amortization of deferred financing costs and debt discounts (premiums), (iii) straight-line rents, (iv) deferred income taxes, (v) amortization of above (below) market lease intangibles, net, (vi) non-refundable entrance fees collected in excess of (less than) the related amortization, and (vii) other AFFO adjustments, which include: (a) lease incentive amortization (reduction of straight-line rents), (b) actuarial reserves for insurance claims that have been incurred but not reported, and (c) amortization of deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, AFFO is computed after deducting recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements (“AFFO capital expenditures”). All adjustments are reflective of our pro rata share of both our consolidated and unconsolidated joint ventures (reported in “other AFFO adjustments”). We reflect our share of AFFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our AFFO to remove the third-party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. See “Nareit FFO” below for further disclosures regarding our use of pro rata share information and its limitations. We believe AFFO is an alternative run-rate performance measure that improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods, and (iii) results among REITs more meaningful. AFFO does not represent cash generated from operating activities determined in accordance with GAAP and is not indicative of cash available to fund cash needs as it excludes the following items which generally flow through our cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, and (iv) restructuring and severance-related charges. Furthermore, AFFO is adjusted for recurring capital expenditures, which are generally not considered when determining cash flows from operations or liquidity. Other REITs or real estate companies may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to those reported by other REITs. Management believes AFFO provides a meaningful supplemental measure of our performance and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT, and by presenting AFFO, we are assisting these parties in their evaluation. AFFO is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.
Adjusted Net Operating Income and Cash (Adjusted) Net Operating Income (“NOI”) Adjusted NOI is a non-U.S. generally accepted accounting principles (“GAAP”) supplemental financial measure used to evaluate the operating performance of real estate. Adjusted NOI represents real estate revenues (inclusive of rental and related revenues, resident fees and services, and government grant income and exclusive of interest income), less property level operating expenses; Adjusted NOI excludes all other financial statement amounts included in net income (loss). Adjusted NOI eliminates the effects of straight-line rents, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. Adjusted NOI is calculated as Adjusted NOI from consolidated properties, plus our share of Adjusted NOI from unconsolidated joint ventures (calculated by applying our actual ownership percentage for the period), less noncontrolling interests’ share of Adjusted NOI from consolidated joint ventures (calculated by applying our actual ownership percentage for the period). We utilize our share of Adjusted NOI in assessing our performance as we have various joint ventures that contribute to our performance. Our share of Adjusted NOI should not be considered a substitute for, and should only be considered together with and as a supplement to, our financial information presented in accordance with GAAP.
Adjusted NOI is oftentimes referred to as “Cash NOI.” Management believes Adjusted NOI is an important supplemental measure because it provides relevant and useful information by reflecting only income and operating expense items that are incurred at the property level and presents them on an unlevered basis. We use Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our Merger-Combined Same-Store (“Merger-Combined SS”) performance, as described below. We believe that net income (loss) is the most directly comparable GAAP measure to Adjusted NOI. Adjusted NOI should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items. Further, our definition of Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating Adjusted NOI.
Operating expenses generally relate to leased outpatient medical and lab buildings, as well as CCRC facilities. We generally recover all or a portion of our leased outpatient medical and lab property expenses through tenant recoveries, which are recognized within rental and related revenues.
Consolidated Debt The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements.
Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Consolidated Secured Debt  Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.
Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).
Debt Investments Loans secured by a direct interest in real estate and mezzanine loans.

2

Definitions
Development Includes ground-up construction. Newly completed developments are considered fully operating once the property is placed in service.
EBITDAre, Adjusted EBITDAre, and Fixed Charge Coverage Adjusted EBITDAre EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“Nareit”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding other impairments (recoveries) and other losses (gains), transaction and merger-related items, prepayment costs (benefits) associated with early retirement or payment of debt, restructuring and severance-related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock-based compensation amortization expense, and non-refundable entrance fees collected in excess of (less than) the related amortization, adjusted to reflect the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period. Fixed Charge Coverage Adjusted EBITDAre is defined as Adjusted EBITDAre excluding the adjustment to reflect the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period. EBITDAre, Adjusted EBITDAre, and Fixed Charge Coverage Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDAre and Adjusted EBITDAre important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance and serve as additional indicators of our ability to service our debt obligations. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDAre and Adjusted EBITDAre.
Enterprise Debt Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Enterprise Gross Assets Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Enterprise Secured Debt Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Entrance Fees Certain of our CCRC communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, Nareit FFO, FFO as Adjusted, and AFFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.
Financial Leverage Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds From Operations (“Nareit FFO”) and FFO as Adjusted Nareit FFO. Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate-related depreciation and amortization, and adjustments to compute our share of Nareit FFO from joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of Nareit FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our Nareit FFO to remove the third-party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro rata presentations of reconciling items included in Nareit FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro rata financial information should not be considered independently or as a substitute for our financial statements as reported

3

Definitions
under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro rata financial information as a supplement.
We believe Nareit FFO applicable to common shares and diluted Nareit FFO applicable to common shares are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term Nareit FFO was designed by the REIT industry to address this issue.
Nareit FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute Nareit FFO in accordance with the current Nareit definition; however, other REITs may report Nareit FFO differently or have a different interpretation of the current Nareit definition from ours. For a reconciliation of net income (loss) to Nareit FFO and other relevant disclosures, refer to “Non-GAAP Financial Measures Reconciliations” below.
FFO as Adjusted. In addition, we present Nareit FFO on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction and merger-related items, other impairments (recoveries) and other losses (gains), restructuring and severance-related charges, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), deferred tax asset valuation allowances, and changes in tax legislation (“FFO as Adjusted”). These adjustments are net of tax, when applicable, and are reflective of our share of our joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of FFO as Adjusted for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our FFO as Adjusted to remove the third-party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. See “Nareit FFO” above for further disclosures regarding our use of pro rata share information and its limitations. Transaction and merger-related items include transaction expenses and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Other impairments (recoveries) and other losses (gains) include interest income associated with early and partial repayments of loans receivable and other losses or gains associated with non-depreciable assets including goodwill, undeveloped land parcels, and loans receivable. Management believes that FFO as Adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. At the same time that Nareit created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors, and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the Nareit defined measure of FFO. FFO as Adjusted is used by management in analyzing our business and the performance of our properties and we believe it is important that stockholders, potential investors, and financial analysts understand this measure used by management. We use FFO as Adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general, and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as Adjusted may not be comparable to those reported by other REITs.
Investment and Portfolio Investment Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, and excludes noncontrolling interests' pro rata share of the real estate assets and intangibles held in our consolidated JVs, presented on the same basis. Investment and Portfolio Investment include land held for development.
Merger-Combined Same-Store (“SS”) Merger-Combined Same-Store Cash (Adjusted) NOI includes legacy Physicians Realty Trust properties that met the same-store criteria as if they were owned by the Company for the full analysis period. This information allows our investors, analysts, and Company management to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our portfolio of properties, excluding properties within the other non-reportable segments. We include properties from our consolidated portfolio, as well as properties owned by our unconsolidated joint ventures in Merger-Combined Same-Store Adjusted NOI (see Cash (Adjusted) NOI definitions above for further discussion regarding our use of pro-rata share information and its limitations). Properties are included in Merger-Combined Same-Store once they are fully operating for the entirety of the comparative periods presented. A property is removed from Merger-Combined Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations, or a significant tenant relocates from a Merger-Combined Same-Store property to a Merger-Combined non Same-Store property and that change results in a corresponding increase in revenue. We do not report Merger-Combined Same-Store metrics for our other non-reportable segments.
Management believes that continued reporting of the same-store portfolio for only pre-merger Healthpeak Properties, Inc. offers minimal value to investors who are seeking to understand the operating performance and growth potential of the combined company. The Company was provided access to the underlying financial statements of legacy Physicians Realty Trust and other detailed information about each property, such as the acquisition date. Based on this available information, the Company was able to consistently apply its same-store definition across the combined portfolio. As a result of the merger, approximately 98% of the combined portfolio is represented in the Merger-Combined Same-Store presentation for the outpatient medical segment.
Merger-Combined Same-Store Cash (Adjusted) NOI Merger-Combined Same-Store Cash (Adjusted) NOI is Merger-Combined Same-Store Cash Real Estate Revenues less Merger-Combined Same-Store Cash Operating Expenses.

4

Definitions
Merger-Combined Same-Store Cash Operating Expenses Merger-Combined Same-Store Cash Operating Expenses are non-GAAP supplemental measures. Merger-Combined Same-Store Cash Operating Expenses represent property level operating expenses (which exclude transition costs) and exclude certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Merger-Combined Same-Store Cash Operating Expenses include consolidated operating expenses plus the Company's pro rata share of operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of operating expenses from consolidated JVs. Merger-Combined Same-Store Cash Operating Expenses eliminates the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.
Merger-Combined Same-Store Cash Real Estate Revenues Merger-Combined Same-Store Cash Real Estate Revenues are non-GAAP supplemental measures. Merger-Combined Same-Store Cash Real Estate Revenues include rental related revenues, resident fees and services and exclude amortization of deferred revenue from tenant-funded improvements. Merger-Combined Same-Store Cash Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Merger-Combined Same-store Cash Real Estate Revenues eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.
Net Debt Enterprise Debt less the carrying amount of cash and cash equivalents, restricted cash, and expected net proceeds from the future settlement of shares issued through our equity forward contracts, as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents and restricted cash from our unconsolidated JVs. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Net Debt to Adjusted EBITDAre Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.
Portfolio Adjusted NOI Portfolio Adjusted NOI is Portfolio Cash Real Estate Revenues less Portfolio Cash Operating Expenses.
Portfolio Cash Operating Expenses Portfolio Cash Operating Expenses are non-GAAP supplemental measures. Portfolio Cash Operating Expenses represent property level operating expenses (which exclude transition costs). Portfolio Cash Operating Expenses include consolidated operating expenses plus the Company's pro rata share of operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of operating expenses from consolidated JVs. Portfolio Cash Operating Expenses eliminates the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.
Portfolio Cash Real Estate Revenues Portfolio Cash Real Estate Revenues are non-GAAP supplemental measures. Portfolio Cash Real Estate Revenues include rental related revenues, resident fees and services, and government grant income which is included in Other income (expense), net in our Consolidated Statement of Operations. Portfolio Cash Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Portfolio Cash Real Estate Revenues eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.
Portfolio Income Cash (Adjusted) NOI plus interest income plus our pro rata share of Cash (Adjusted) NOI from our unconsolidated JVs less noncontrolling interests' pro rata share of Cash (Adjusted) NOI from consolidated JVs. Management believes that Portfolio Income is an important supplemental measure because it provides relevant and useful information regarding our performance; specifically, it is a measure of our property level profitability of the Company inclusive of interest income. Management believes that net income (loss) is the most directly comparable GAAP measure to Portfolio Income. Portfolio Income should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items.
Projected Stabilized Cash Yield Projected Cash (Adjusted) NOI at stabilization divided by the expected total development costs. Management considers Projected Stabilized Yield a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company’s future performance once stabilized.
Redevelopment Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered fully operating once the property is placed in service. Redevelopment costs include only the incremental costs for the project.
REVPOR The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the Other portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. All facility occupancy data was derived solely from information provided by operators without independent verification by us. REVPOR relates to our Other non-reportable segment. REVPOR is a metric used to evaluate the revenue-generating capacity and profit potential of our other assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our other assets.
REVPOR CCRC The 3-month average Cash Real Estate Revenues per occupied unit excluding Cash NREFs for the most recent period available. REVPOR CCRC excludes newly completed assets under lease-up, assets sold, or acquired during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. All facility occupancy data was derived solely from information provided by operators without independent verification by us. REVPOR CCRC is a metric used to evaluate the revenue-generating capacity and profit potential of our CCRC assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our CCRC assets.
RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.

5

Definitions
Secured Debt Ratio Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of Total Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments The Company’s diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) outpatient medical; (ii) lab; and (iii) continuing care retirement community (“CCRC”).
Share of Consolidated Joint Ventures ("JVs") Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio.
Share of Unconsolidated Joint Ventures Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio. Certain unconsolidated joint ventures are excluded from leasing statistics when leasing information is not available.

6

Reconciliations

Funds From Operations
In thousands, except per share data

	Three Months Ended March 31,
	2025	2024
Net income (loss) applicable to common shares	$42,364	$6,477
Real estate related depreciation and amortization	268,546	219,219
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	12,200	8,772
Noncontrolling interests’ share of real estate related depreciation and amortization	(4,454)	(4,452)
Loss (gain) on sales of depreciable real estate, net	—	(3,255)
Loss (gain) upon change of control, net(1)	—	(77,781)
Taxes associated with real estate dispositions(2)	—	11,608
Nareit FFO applicable to common shares	318,656	160,588
Distributions on dilutive convertible units and other	4,623	1,618
Diluted Nareit FFO applicable to common shares	$323,279	$162,206

Weighted average shares outstanding - Diluted Nareit FFO	714,174	608,807

Impact of adjustments to Nareit FFO:
Transaction and merger-related items(3)	$5,534	$102,829
Other impairments (recoveries) and other losses (gains), net(4)	(3,320)	11,853
Casualty-related charges (recoveries), net(5)	4,226	—
Total adjustments	$6,440	$114,682

FFO as Adjusted applicable to common shares	$325,096	$275,270
Distributions on dilutive convertible units and other	4,617	2,210
Diluted FFO as Adjusted applicable to common shares	$329,713	$277,480

Weighted average shares outstanding - Diluted FFO as Adjusted	714,174	610,632

FFO as Adjusted applicable to common shares	$325,096	$275,270
Stock-based compensation amortization expense	4,627	3,366
Amortization of deferred financing costs and debt discounts (premiums)	7,852	4,522
Straight-line rents	(11,153)	(12,093)
AFFO capital expenditures	(23,136)	(17,517)
CCRC entrance fees(6)	4,696	7,385
Deferred income taxes	2,570	724
Amortization of above (below) market lease intangibles, net	(10,212)	(7,351)
Other AFFO adjustments	1,451	(1,485)
AFFO applicable to common shares	301,791	252,821
Distributions on dilutive convertible units and other	4,623	2,321
Diluted AFFO applicable to common shares(6)	$306,414	$255,142

Weighted average shares outstanding - Diluted AFFO	714,174	610,632

7

Reconciliations

Funds From Operations
In thousands, except per share data

	Three Months Ended March 31,
	2025	2024
Diluted earnings per common share	$0.06	$0.01
Depreciation and amortization	0.39	0.37
Loss (gain) upon change of control, net(1)	—	(0.13)
Taxes associated with real estate dispositions(2)	—	0.02
Diluted Nareit FFO per common share	$0.45	$0.27
Transaction and merger-related items(3)	0.01	0.17
Other impairments (recoveries) and other losses (gains), net(4)	(0.01)	0.01
Casualty-related charges (recoveries), net(5)	0.01	—
Diluted FFO as Adjusted per common share	$0.46	$0.45
Stock-based compensation amortization expense	0.01	0.01
Amortization of deferred financing costs and debt discounts (premiums)	0.01	0.01
Straight-line rents	(0.02)	(0.02)
AFFO capital expenditures	(0.03)	(0.03)
CCRC entrance fees(6)	0.01	0.01
Deferred income taxes	0.00	0.00
Amortization of above (below) market lease intangibles, net	(0.01)	(0.01)
Other AFFO adjustments	0.00	0.00
Diluted AFFO per common share(6)	$0.43	$0.42
______________________________________
(1)The three months ended March 31, 2024 includes a gain upon change of control related to the sale of a 65% interest in two lab buildings in San Diego, California. The gain upon change of control is included in other income (expense), net in the Consolidated Statements of Operations.
(2)The three months ended March 31, 2024 includes non-cash income tax expense related to the sale of a 65% interest in two lab buildings in San Diego, California.
(3)The three months ended March 31, 2025 and 2024 includes costs related to the merger, which are primarily comprised of advisory, legal, accounting, tax, information technology, post-combination severance and stock compensation expense, and other costs of combining operations with Physicians Realty Trust that were incurred during the period. For the three months ended March 31, 2024, these costs were partially offset by termination fee income of $4 million associated with Graphite Bio, Inc., which later merged with LENZ Therapeutics, Inc. in March 2024, for which the lease terms were modified to accelerate expiration of the lease to December 2024. This termination fee income is included in rental and related revenues on the Consolidated Statements of Operations, but is excluded from Portfolio Cash Real Estate Revenues and FFO as Adjusted.
(4)The three months ended March 31, 2025 and 2024 includes reserves and (recoveries) for expected loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(5)Casualty-related charges (recoveries), net are recognized in other income (expense), net, equity income (loss) from unconsolidated joint ventures, and noncontrolling interests' share in earnings in the Consolidated Statements of Operations.
(6)During the first quarter of 2025, we changed our definition of AFFO to adjust for the non-refundable entrance fees collected in excess of the related amortization as we believe the cash collection of these fees is a more meaningful representation of the performance of CCRCs in the determination of AFFO. Utilizing the prior definition for the three months ended March 31, 2025 and 2024, diluted AFFO applicable to common shares was $301.7 million and $247.8 million, respectively, and diluted AFFO per common share was $0.42 and $0.41, respectively.

8

Reconciliations

2025 Guidance(1)
Per share data

	2025 Guidance Ranges
	Low	High
Diluted earnings per common share	$0.30	$0.36
Real estate related depreciation and amortization	1.47	1.47
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	0.07	0.07
Noncontrolling interests' share of real estate related depreciation and amortization	(0.02)	(0.02)
Loss (gain) on sales of depreciable real estate, net	(0.01)	(0.01)
Diluted Nareit FFO per common share	$1.81	$1.87

Other impairments (recoveries) and other losses (gains), net	(0.01)	(0.01)
Casualty-related charges (recoveries), net	0.01	0.01
Diluted FFO as Adjusted per common share	$1.81	$1.87
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of April 24, 2025 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release that was issued on April 24, 2025. However, these projections do not reflect the impact of unannounced future transactions, except as described herein. Our actual results may differ materially from the projections set forth above. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

9

Reconciliations

2025 Guidance(1)
In millions

For the projected year 2025 (low)

Total Portfolio
Net Income	$243
Real estate related depreciation and amortization	1,031
Loss (gain) on sales of depreciable real estate, net	(3)
Other impairments (recoveries) and other losses (gains), net	(4)
Other income, costs, and expense adjustments for Cash (Adjusted) NOI	265
Cash (Adjusted) NOI	$1,532
Merger-Combined non-SS Adjusted NOI	(124)
Total Merger-Combined Same-Store Cash (Adjusted) NOI(2)	$1,408

For the projected year 2025 (high)

Total Portfolio
Net Income	$278
Real estate related depreciation and amortization	1,031
Loss (gain) on sales of depreciable real estate, net	(3)
Other impairments (recoveries) and other losses (gains), net	(4)
Other income, costs, and expense adjustments for Cash (Adjusted) NOI	247
Cash (Adjusted) NOI	$1,550
Merger-Combined non-SS Adjusted NOI	(128)
Total Merger-Combined Same-Store Cash (Adjusted) NOI(2)	$1,422

For the year-ended December 31, 2024

Total Portfolio
Net Income	$267
Real estate related depreciation and amortization	1,057
Loss (gain) on sales of depreciable real estate, net	(179)
Other impairments (recoveries) and other losses (gains), net	23
Other income, costs, and expense adjustments for Cash (Adjusted) NOI	329
Cash (Adjusted) NOI	$1,498
Pre-Merger legacy Physicians Realty Trust Adjusted NOI	53
Merger-Combined non-SS Adjusted NOI	(183)
Total Merger-Combined Same-Store Cash (Adjusted) NOI(2)	$1,367

Projected Merger-Combined Cash Same-Store for the full year 2025

Low	3.00%
High	4.00%
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of April 24, 2025 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release that was issued on April 24, 2025. However, these projections do not reflect the impact of unannounced future transactions, except as described herein. Our actual results may differ materially from the projections set forth above. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments. May not foot or recalculate due to the rounding.
(2)Total Merger-Combined Same-Store Cash (Adjusted) NOI include the results from operations of the legacy Physicians Realty Trust properties that met the same-store definition as if they were owned by the Company for the entirety of the periods presented.

10

Reconciliations

Enterprise Gross Assets
In thousands

March 31, 2025
Consolidated total assets(1)	$19,815,729
Investments in and advances to unconsolidated joint ventures	(951,978)
Accumulated depreciation and amortization of real estate	4,240,220
Accumulated amortization of real estate intangibles	714,975
Accumulated depreciation and amortization of real estate assets held for sale	2,815
Consolidated Gross Assets	$23,821,761
Healthpeak's share of unconsolidated joint venture gross assets	1,398,455
Enterprise Gross Assets	$25,220,216
______________________________________
(1)Consolidated total assets represents total assets on the Consolidated Balance Sheet as of March 31, 2025 presented on page 8 within the Earnings Release and Supplemental Report for the quarter ended March 31, 2025.

Portfolio Investment
In thousands

	March 31, 2025
	Outpatient Medical	Lab	CCRC	Other	Total
Net real estate	$7,042,340	$7,192,472	$1,604,940	$—	$15,839,752
Real estate assets held for sale, net	7,840	—	—	—	7,840
Intangible assets, net	635,704	50,389	61,696	—	747,789
Accumulated depreciation and amortization of real estate	2,092,332	1,692,885	455,003	—	4,240,220
Accumulated amortization of real estate intangibles assets	364,419	75,574	274,982	—	714,975
Accumulated depreciation and amortization of real estate assets held for sale	2,815	—	—	—	2,815
Healthpeak's share of unconsolidated joint venture gross real estate assets	237,182	583,825	—	482,876	1,303,883
Fully depreciated and amortized real estate and intangibles assets	812,677	598,931	26,361	—	1,437,969
Leasing commissions and other	182,637	111,779	—	—	294,416
Debt investments	—	—	—	687,028	687,028
Real estate intangible liabilities, gross	(241,567)	(190,922)	—	—	(432,489)
Noncontrolling interests' share of consolidated joint venture real estate and related intangibles	(423,083)	—	—	—	(423,083)
Portfolio Investment	$10,713,296	$10,114,933	$2,422,982	$1,169,904	$24,421,115

11

Reconciliations

Revenues
In thousands

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Outpatient Medical	$238,272	$332,515	$317,659	$317,298	$320,548
Lab	223,761	214,266	225,592	217,833	217,593
CCRC	138,776	140,891	142,845	145,963	148,927
Other	5,059	6,878	13,126	15,199	14,332
Corporate Non-segment	692	954	1,175	1,695	1,489
Total revenues	$606,560	$695,504	$700,397	$697,988	$702,889
Outpatient Medical	—	—	—	—	—
Lab	—	—	—	—	—
CCRC	—	—	—	—	—
Other	(5,059)	(6,878)	(13,126)	(15,199)	(14,332)
Corporate Non-segment	(692)	(954)	(1,175)	(1,695)	(1,489)
Less: Interest income and other	$(5,751)	$(7,832)	$(14,301)	$(16,894)	$(15,821)
Outpatient Medical	2,739	6,903	7,065	7,334	7,259
Lab	4,861	4,301	5,242	5,329	2,800
CCRC	—	—	—	—	—
Other	21,533	21,378	21,886	21,845	22,459
Corporate Non-segment	—	—	—	—	—
Healthpeak's share of unconsolidated joint venture real estate revenues	$29,133	$32,582	$34,193	$34,508	$32,518
Outpatient Medical	(8,876)	(9,341)	(9,734)	(9,692)	(9,973)
Lab	(163)	(33)	—	—	—
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Noncontrolling interests' share of consolidated joint venture real estate revenues	$(9,039)	$(9,374)	$(9,734)	$(9,692)	$(9,973)
Outpatient Medical	(7,011)	(12,101)	(12,761)	(13,181)	(13,426)
Lab	(21,127)	(12,988)	(16,647)	(12,550)	(14,557)
CCRC	1	(1)	—	—	—
Other	(56)	(18)	(71)	(94)	(7)
Corporate Non-segment	—	—	—	—	—
Non-cash adjustments to real estate revenues	$(28,193)	$(25,108)	$(29,479)	$(25,825)	$(27,990)
Outpatient Medical	225,124	317,976	302,229	301,759	304,408
Lab	207,332	205,546	214,187	210,612	205,836
CCRC	138,777	140,890	142,845	145,963	148,927
Other	21,477	21,360	21,815	21,751	22,452
Corporate Non-segment	—	—	—	—	—
Portfolio Cash Real Estate Revenues(1)	$592,710	$685,772	$681,076	$680,085	$681,623

Continued

12

Reconciliations

Revenues
In thousands

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Outpatient Medical	$90,529	$—	$—	$—	$—
Lab	—	—	—	—	—
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Pre-Merger legacy Physicians Realty Trust Cash Real Estate Revenue	$90,529	$—	$—	$—	$—
Outpatient Medical	(32,107)	(31,648)	(12,733)	(9,767)	(9,100)
Lab	(44,462)	(36,570)	(38,710)	(36,818)	(32,881)
CCRC	(1)	—	1	—	—
Other	(21,477)	(21,360)	(21,815)	(21,751)	(22,452)
Corporate Non-segment	—	—	—	—	—
Merger-Combined non-SS Cash Real Estate Revenues	$(98,047)	$(89,578)	$(73,257)	$(68,336)	$(64,433)
Outpatient Medical	283,546	286,328	289,496	291,992	295,308
Lab	162,870	168,976	175,477	173,794	172,955
CCRC	138,776	140,890	142,846	145,963	148,927
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Merger-Combined SS Cash Real Estate Revenues(3)	$585,192	$596,194	$607,819	$611,749	$617,190

13

Reconciliations

Operating Expenses
In thousands

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Outpatient Medical	$81,268	$111,702	$106,484	$106,539	$105,226
Lab	56,840	56,656	64,075	62,049	57,658
CCRC	105,621	105,469	109,720	108,438	110,259
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Operating expenses	$243,729	$273,827	$280,279	$277,026	$273,143
Outpatient Medical	1,083	2,464	2,832	2,655	2,994
Lab	1,324	1,528	1,811	1,703	1,666
CCRC	—	—	—	—	—
Other	16,099	15,790	16,226	16,224	16,324
Corporate Non-segment	—	—	—	—	—
Healthpeak's share of unconsolidated joint venture operating expenses	$18,506	$19,782	$20,869	$20,582	$20,984
Outpatient Medical	(2,430)	(2,609)	(2,851)	(2,692)	(2,778)
Lab	(43)	(9)	—	—	—
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Noncontrolling interests' share of consolidated joint venture operating expenses	$(2,473)	$(2,618)	$(2,851)	$(2,692)	$(2,778)
Outpatient Medical	(884)	(1,671)	(1,741)	(1,791)	(1,344)
Lab	308	301	253	275	279
CCRC	1	1,738	(95)	1,479	—
Other	(9)	(244)	3	(88)	(11)
Corporate Non-segment	—	—	—	—	—
Non-cash adjustments to operating expenses	$(584)	$124	$(1,580)	$(125)	$(1,076)
Outpatient Medical	79,037	109,886	104,724	104,711	104,097
Lab	58,429	58,476	66,139	64,027	59,603
CCRC	105,622	107,207	109,625	109,917	110,260
Other	16,090	15,546	16,229	16,136	16,313
Corporate Non-segment	—	—	—	—	—
Portfolio Cash Operating Expenses(2)	$259,178	$291,115	$296,717	$294,791	$290,273
Outpatient Medical	29,131	—	—	—	—
Lab	—	—	—	—	—
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Pre-Merger legacy Physicians Realty Trust Cash Operating Expenses	$29,131	$—	$—	$—	$—

Continued

14

Reconciliations

Operating Expenses
In thousands

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Outpatient Medical	$(11,764)	$(12,738)	$(7,062)	$(4,700)	$(5,322)
Lab	(11,638)	(11,320)	(12,746)	(13,808)	(11,686)
CCRC	(551)	(356)	(556)	(546)	(396)
Other	(16,090)	(15,546)	(16,229)	(16,136)	(16,313)
Corporate Non-segment	—	—	—	—	—
Merger-Combined non-SS Cash Operating Expenses	$(40,043)	$(39,960)	$(36,593)	$(35,190)	$(33,717)
Outpatient Medical	96,404	97,148	97,662	100,011	98,775
Lab	46,791	47,156	53,393	50,219	47,917
CCRC	105,071	106,851	109,069	109,371	109,864
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Merger-Combined SS Cash Operating Expenses(3)	$248,266	$251,155	$260,124	$259,601	$256,556
______________________________________
(1)Portfolio Cash Real Estate Revenues eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.
(2)Portfolio Cash Operating Expenses eliminates the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fees expense.
(3)Merger-Combined Same-Store Cash Real Estate Revenues and Merger-Combined Same-Store Cash Operating Expenses include the results from operations of the legacy Physicians Realty Trust properties that met the same-store definition as if they were owned by the Company for the entirety of the periods presented.

15

Reconciliations

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS
In thousands

Total Portfolio	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Net income (loss)	$11,177	$152,716	$92,738	$10,672	$50,064
Interest income and other	(5,751)	(7,832)	(14,301)	(16,894)	(15,821)
Interest expense	60,907	74,910	74,105	70,508	72,693
Depreciation and amortization	219,219	283,498	280,019	274,469	268,546
General and administrative	23,299	26,718	23,216	23,929	26,118
Transaction and merger-related costs	107,220	7,759	7,134	10,572	5,534
Impairments and loan loss reserves, net	11,458	(553)	441	11,632	(3,562)
(Gain) loss on sales of real estate, net	(3,255)	(122,044)	(62,325)	8,929	—
Other (income) expense, net	(78,516)	(4,004)	(982)	24,157	6,126
Income tax (benefit) expense	13,698	2,728	1,938	(14,014)	2,080
Equity (income) loss from unconsolidated joint ventures	(2,376)	(51)	3,834	108	2,147
Healthpeak's share of unconsolidated joint venture NOI	10,627	12,800	13,324	13,926	11,534
Noncontrolling interests' share of consolidated joint venture NOI	(6,566)	(6,756)	(6,883)	(7,000)	(7,195)
Adjustments to NOI(1)	(27,609)	(25,232)	(27,899)	(25,700)	(26,914)
Portfolio Adjusted NOI	$333,532	$394,657	$384,359	$385,294	$391,350
Pre-Merger legacy Physicians Realty Trust Adjusted NOI	61,398	—	—	—	—
Merger-Combined non-SS Adjusted NOI	(58,004)	(49,618)	(36,664)	(33,146)	(30,716)
Merger-Combined SS Adjusted NOI(2)	$336,926	$345,039	$347,695	$352,148	$360,634

Outpatient Medical	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Net income (loss)	$49,684	$108,586	$94,960	$32,066	$51,216
Interest expense	3,131	4,070	4,268	3,686	3,573
Depreciation and amortization	106,292	173,408	168,120	162,592	157,131
Transaction and merger-related costs	113	41	889	1,137	248
Impairments and loan loss reserves, net	—	—	—	13,118	—
(Gain) loss on sales of real estate, net	(3,255)	(66,831)	(62,325)	(5,832)	—
Other (income) expense, net	(71)	(1,383)	78	1,122	(49)
Equity (income) loss from unconsolidated joint ventures	1,110	2,922	5,185	2,870	3,204
Healthpeak's share of unconsolidated joint venture NOI	1,656	4,439	4,233	4,679	4,265
Noncontrolling interests' share of consolidated joint venture NOI	(6,446)	(6,732)	(6,883)	(7,000)	(7,195)
Adjustments to NOI(1)	(6,127)	(10,430)	(11,020)	(11,390)	(12,082)
Portfolio Adjusted NOI	$146,087	$208,090	$197,505	$197,048	$200,311
Pre-Merger legacy Physicians Realty Trust Adjusted NOI	61,398	—	—	—	—
Merger-Combined non-SS Adjusted NOI	(20,343)	(18,910)	(5,671)	(5,067)	(3,778)
Merger-Combined SS Adjusted NOI(2)	$187,142	$189,180	$191,834	$191,981	$196,533

Continued

16

Reconciliations

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS
In thousands

Lab	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Net income (loss)	$169,798	$138,830	$85,240	$83,305	$80,403
Depreciation and amortization	78,908	75,947	77,625	77,127	78,616
Transaction and merger-related costs	9	478	4	12	337
(Gain) loss on sales of real estate, net	—	(55,213)	—	(298)	—
Other (income) expense, net	(78,983)	(185)	402	(2,496)	(13)
Equity (income) loss from unconsolidated joint ventures	(2,811)	(2,247)	(1,754)	(1,866)	592
Healthpeak's share of unconsolidated joint venture NOI	3,537	2,773	3,431	3,626	1,134
Noncontrolling interests' share of consolidated joint venture NOI	(120)	(24)	—	—	—
Adjustments to NOI(1)	(21,435)	(13,289)	(16,900)	(12,825)	(14,836)
Portfolio Adjusted NOI	$148,903	$147,070	$148,048	$146,585	$146,233
Merger-Combined non-SS Adjusted NOI	(32,824)	(25,250)	(25,964)	(23,010)	(21,195)
Merger-Combined SS Adjusted NOI(2)	$116,079	$121,820	$122,084	$123,575	$125,038

CCRC	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Net income (loss)	$(2,172)	$(160)	$(2,827)	$(25,978)	$(1,679)
Interest expense	996	984	984	978	948
Depreciation and amortization	34,019	34,143	34,274	34,750	32,799
Transaction and merger-related costs	73	(24)	—	11	14
Other (income) expense, net	239	479	694	27,764	6,585
Adjustments to NOI(1)	—	(1,739)	95	(1,479)	—
Portfolio Adjusted NOI	$33,155	$33,683	$33,220	$36,046	$38,667
Merger-Combined non-SS Adjusted NOI	550	356	557	546	396
Merger-Combined SS Adjusted NOI(2)	$33,705	$34,039	$33,777	$36,592	$39,063

Other	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Net income (loss)	$(5,724)	$8,195	$12,282	$2,522	$19,004
Interest income and other	(5,059)	(6,878)	(13,126)	(15,199)	(14,332)
Transaction and merger-related costs	—	—	—	—	433
Impairments and loan loss reserves, net	11,458	(553)	441	(1,486)	(3,562)
(Gain) loss on sales of real estate, net	—	—	—	15,059	—
Other (income) expense, net	—	(38)	—	—	106
Equity (income) loss from unconsolidated joint ventures	(675)	(726)	403	(896)	(1,649)
Healthpeak's share of unconsolidated joint venture NOI	5,434	5,588	5,660	5,621	6,135
Adjustments to NOI(1)	(47)	226	(74)	(6)	4
Portfolio Adjusted NOI	$5,387	$5,814	$5,586	$5,615	$6,139
Merger-Combined non-SS Adjusted NOI	(5,387)	(5,814)	(5,586)	(5,615)	(6,139)
Merger-Combined SS Adjusted NOI(2)	$—	$—	$—	$—	$—

Continued

17

Reconciliations

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS
In thousands

Corporate Non-Segment	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Net income (loss)	$(200,409)	$(102,735)	$(96,917)	$(81,243)	$(98,880)
Interest income and other	(692)	(954)	(1,175)	(1,695)	(1,489)
Interest expense	56,780	69,856	68,853	65,844	68,172
General and administrative	23,299	26,718	23,216	23,929	26,118
Transaction and merger-related costs	107,025	7,264	6,241	9,412	4,502
Other (income) expense, net	299	(2,877)	(2,156)	(2,233)	(503)
Income tax (benefit) expense	13,698	2,728	1,938	(14,014)	2,080
Merger-Combined SS Adjusted NOI(2)	$—	$—	$—	$—	$—
______________________________________
(1)Adjustments to NOI eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, the impact of deferred community fee income, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fees expense.
(2)Merger-Combined Same-Store Adjusted NOI include the results from operations of the legacy Physicians Realty Trust properties that met the same-store definition as if they were owned by the Company for the entirety of the periods presented.

18

Reconciliations

Property Count Reconciliations

As of March 31, 2025
	Property Count Reconciliation
	Outpatient Medical	Lab	CCRC	Other	Total
Prior Quarter Total Property Count	524	139	15	19	697
Acquisitions	3	—	—	—	3
Current Quarter Total Property Count	527	139	15	19	700
Recent acquisitions	(3)	—	—	—	(3)
Assets in Development	(5)	(4)	—	—	(9)
Recently completed Developments	(3)	—	—	—	(3)
Assets in Redevelopment	(1)	(26)	—	—	(27)
Recently completed Redevelopments	—	(2)	—	—	(2)
Assets held for sale	(1)	—	—	—	(1)
Segment exclusions	—	—	—	(19)	(19)
Significant tenant relocation	—	(1)	—	—	(1)
Three-Month SS Property Count	514	106	15	—	635

	Sequential SS
	Outpatient Medical	Lab	CCRC	Other	Total
Prior Quarter Three-Month SS Property Count	512	107	15	—	634
Acquisitions	2	—	—	—	2
Assets in Redevelopment	(1)	(2)	—	—	(3)
Prior Development/Redevelopment	1	1	—	—	2
Current Quarter Three-Month SS Property Count	514	106	15	—	635

19

Reconciliations

Common Stock and Equivalents
In thousands

		Weighted Average Shares
		Three Months Ended March 31, 2025
	Shares Outstanding March 31, 2025	Diluted EPS	Diluted Nareit FFO	Diluted FFO as Adjusted	Diluted AFFO
Common stock	698,612	699,067	699,067	699,067	699,067
Common stock equivalent securities(1):
Restricted stock units	620	51	51	51	51
OP units	4,770	—	1,561	1,561	1,561
Convertible partnership units	13,475	—	13,495	13,495	13,495
Total common stock and equivalents	717,477	699,118	714,174	714,174	714,174
______________________________________
(1)The weighted average shares for the three months ended March 31, 2025 represent the current dilutive impact, using the treasury stock method, of approximately 1 million restricted stock units, 4.8 million OP Units, and 13.5 million DownREIT units.

20

Reconciliations

Net Income to Adjusted EBITDAre
In thousands

Three Months Ended March 31, 2025
Net income (loss)	$50,064
Interest expense	72,693
Income tax expense (benefit)	2,080
Depreciation and amortization	268,546
Other depreciation and amortization	983
Share of unconsolidated JV:
Interest expense	3,879
Income tax expense (benefit)	306
Depreciation and amortization	12,200
EBITDAre	$410,751
Transaction and merger-related items	5,534
Other impairments (recoveries) and other losses (gains)	(3,320)
Casualty-related charges (recoveries)	5,850
CCRC entrance fees	4,696
Stock-based compensation amortization expense	4,627
Impact of transactions closed during the period(1)	182
Adjusted EBITDAre	$428,320
Impact of transactions closed during the period(1)	(182)
Fixed Charge Coverage Adjusted EBITDAre(2)	$428,138

Adjusted Fixed Charge Coverage
In thousands

Three Months Ended March 31, 2025
Interest expense, including unconsolidated JV interest expense at share	$76,572
Capitalized interest, including unconsolidated JV capitalized interest at share	20,031
Fixed Charges	$96,603

Adjusted Fixed Charge Coverage(2)	4.4x
  ______________________________________
(1)Adjustment reflects the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period.
(2)Fixed Charge Coverage Adjusted EBITDAre is utilized in the calculation of Adjusted Fixed Charge Coverage and excludes the impact of transactions that occurred during the period for consistency with the calculation of Fixed Charges.

21

Reconciliations

Enterprise Debt and Net Debt
In thousands

March 31, 2025
Bank line of credit and commercial paper	$164,000
Term loans	1,646,335
Senior unsecured notes	6,714,279
Mortgage debt	352,051
Consolidated Debt	$8,876,665
Share of unconsolidated JV mortgage debt	185,429
Enterprise Debt	$9,062,094
Cash and cash equivalents	(70,625)
Share of unconsolidated JV cash and cash equivalents	(21,871)
Restricted cash	(67,981)
Share of unconsolidated JV restricted cash	(4,416)
Net Debt	$8,897,201

Financial Leverage
In thousands

March 31, 2025
Enterprise Debt	$9,062,094
Enterprise Gross Assets	25,220,216
Financial Leverage	35.9%

Secured Debt Ratio
In thousands

March 31, 2025
Mortgage debt	$352,051
Share of unconsolidated JV mortgage debt	185,429
Enterprise Secured Debt	$537,480
Enterprise Gross Assets	$25,220,216
Secured Debt Ratio	2.1%

Net Debt to Adjusted EBITDAre
In thousands

Three Months Ended March 31, 2025
Net Debt	$8,897,201
Annualized Adjusted EBITDAre(1)	1,713,280
Net Debt to Adjusted EBITDAre	5.2x
  ______________________________________
(1)Represents the current quarter Adjusted EBITDAre multiplied by a factor of four.

22

Reconciliations

Healthpeak's Share of Unconsolidated Joint Venture NOI
In thousands

Total Portfolio	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Equity income (loss) from unconsolidated joint ventures	$2,376	$51	$(3,834)	$(108)	$(2,147)
Depreciation and amortization	8,772	11,621	12,127	12,441	12,200
General and administrative	337	79	353	348	350
Other (income) expense, net	(1,005)	883	4,670	1,039	861
Income tax (benefit) expense	147	166	8	206	270
Healthpeak's share of unconsolidated joint venture NOI	$10,627	$12,800	$13,324	$13,926	$11,534

Outpatient Medical	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Equity income (loss) from unconsolidated joint ventures	$(1,110)	$(2,922)	$(5,185)	$(2,870)	$(3,204)
Depreciation and amortization	1,615	4,270	4,253	4,388	4,128
General and administrative	44	133	91	95	159
Other (income) expense, net	1,099	2,965	5,082	3,074	3,193
Income tax (benefit) expense	8	(7)	(8)	(8)	(11)
Healthpeak's share of unconsolidated joint venture NOI	$1,656	$4,439	$4,233	$4,679	$4,265

Lab	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Equity income (loss) from unconsolidated joint ventures	$2,811	$2,247	$1,754	$1,865	$(592)
Depreciation and amortization	2,573	2,693	3,194	3,380	3,346
General and administrative	217	(53)	242	258	151
Other (income) expense, net	(2,064)	(2,114)	(1,759)	(1,877)	(1,771)
Healthpeak's share of unconsolidated joint venture NOI	$3,537	$2,773	$3,431	$3,626	$1,134

Other	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Equity income (loss) from unconsolidated joint ventures	$675	$726	$(403)	$897	$1,649
Depreciation and amortization	4,584	4,658	4,680	4,673	4,726
General and administrative	76	(1)	20	(5)	40
Other (income) expense, net	(40)	32	1,347	(158)	(561)
Income tax (benefit) expense	139	173	16	214	281
Healthpeak's share of unconsolidated joint venture NOI	$5,434	$5,588	$5,660	$5,621	$6,135

23

Reconciliations

Noncontrolling Interests' Share of Consolidated Joint Venture NOI
In thousands

Total Portfolio	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Income (loss) from continuing operations attributable to noncontrolling interest	$4,501	$6,669	$6,866	$6,125	$7,236
Depreciation and amortization	4,452	4,614	4,415	4,520	4,353
Other (income) expense, net	124	84	207	923	422
Dividends attributable to noncontrolling interest	(2,511)	(4,611)	(4,605)	(4,568)	(4,816)
Noncontrolling interests' share of consolidated joint venture NOI	$6,566	$6,756	$6,883	$7,000	$7,195

Outpatient Medical	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Income (loss) from continuing operations attributable to noncontrolling interest	$3,266	$5,398	$5,661	$4,890	$5,792
Depreciation and amortization	4,402	4,603	4,415	4,520	4,353
Other (income) expense, net	215	107	177	923	422
Dividends attributable to noncontrolling interest	(1,437)	(3,376)	(3,370)	(3,333)	(3,372)
Noncontrolling interests' share of consolidated joint venture NOI	$6,446	$6,732	$6,883	$7,000	$7,195

Lab	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Income (loss) from continuing operations attributable to noncontrolling interest	$1,044	$949	$883	$913	$898
Depreciation and amortization	50	11	—	—	—
Other (income) expense, net	(91)	(23)	30	—	—
Dividends attributable to noncontrolling interest	(883)	(913)	(913)	(913)	(898)
Noncontrolling interests' share of consolidated joint venture NOI	$120	$24	$—	$—	$—

Corporate Non-segment	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Income (loss) from continuing operations attributable to noncontrolling interest	$191	$322	$322	$322	$546
Dividends attributable to noncontrolling interest	(191)	(322)	(322)	(322)	(546)
Noncontrolling interests' share of consolidated joint venture NOI	$—	$—	$—	$—	$—

24

Reconciliations

REVPOR CCRC(1)
In thousands, except per month data

	Three Months Ended
REVPOR CCRC	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Portfolio Cash Real Estate Revenues(2)	$138,777	$140,890	$142,845	$145,963	$148,927
REVPOR CCRC revenues	$138,777	$140,890	$142,845	$145,963	$148,927

Average occupied units/month	6,043	6,049	6,013	6,060	6,085
REVPOR CCRC per month(3)	$7,655	$7,764	$7,919	$8,028	$8,158

	Three Months Ended
REVPOR CCRC excluding NREF Amortization	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
REVPOR CCRC revenues	$138,777	$140,890	$142,845	$145,963	$148,927
NREF Amortization	(21,577)	(21,401)	(22,622)	(23,394)	(24,006)
REVPOR CCRC revenues excluding NREF Amortization	$117,200	$119,489	$120,223	$122,569	$124,921

Average occupied units/month	6,043	6,049	6,013	6,060	6,085
REVPOR CCRC excluding NREF Amortization per month(3)	$6,465	$6,585	$6,665	$6,742	$6,843
_____________________________________
(1)May not foot due to rounding.
(2)See pages 12 and 13 of this document for a reconciliation of Portfolio Cash Real Estate Revenues.
(3)Represents the quarter REVPOR CCRC divided by a factor of three.

25

Reconciliations

REVPOR(1)
In thousands, except per month data

	Three Months Ended
REVPOR Other	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Portfolio Cash Real Estate Revenues(2)	$21,477	$21,360	$21,815	$21,751	$22,452
REVPOR revenues	$21,477	$21,360	$21,815	$21,751	$22,452

Average occupied units/month	1,401	1,415	1,450	1,461	1,450
REVPOR per month(3)	$5,109	$5,032	$5,016	$4,963	$5,162
______________________________________
(1)May not foot due to rounding.
(2)See pages 12 and 13 of this document for a reconciliation of Portfolio Cash Real Estate Revenues.
(3)Represents the quarter REVPOR divided by a factor of three.

26

FORWARD-LOOKING STATEMENTS

This Discussion and Reconciliation of Non-GAAP Financial Measures may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate and beliefs of and assumptions made by our management, involve uncertainties that could significantly affect our financial or operating results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “projects,” “forecasts,” “will,” “may,” “potential,” “can,” “could,” “should,” “pro forma,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about our business outlook, 2025 guidance, future acquisitions, dispositions, developments, financing activity, leasing activity, financial and operating results, plans, objectives, expectations, and intentions. All statements that address operating performance, events, or developments that Healthpeak expects or anticipates will occur in the future—including statements relating to creating value for stockholders, and the expected benefits of integration of operations relating to the merger with Physicians Realty Trust and property management internalization—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with: macroeconomic trends that may increase construction, labor and other operating costs; changes within the life science industry; significant regulation, funding requirements, and uncertainty faced by our lab tenants; factors adversely affecting our tenants’, operators’, or borrowers’ ability to meet their financial and other contractual obligations to us; the insolvency or bankruptcy of one or more of our major tenants, operators, or borrowers; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in that specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement risks, which can render a project less profitable or unprofitable and delay or prevent its undertaking or completion; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to develop, maintain, or expand hospital and health system client relationships; operational risks associated with our senior housing properties managed by third parties, including our properties operated through structures permitted by the Housing and Economic Recovery Act of 2008, which includes most of the provisions previously proposed in the REIT Investment Diversification and Empowerment Act of 2007 (commonly referred to as “RIDEA”); economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in a significant loss of capital invested in a property, lower than expected future revenues, and unanticipated expenses; our use of joint ventures may limit our returns on and our flexibility with jointly owned investments; our use of rent escalators or contingent rent provisions in our leases; competition for suitable healthcare properties to grow our investment portfolio; our ability to exercise rights on collateral securing our real estate-related loans; any requirement that we recognize reserves, allowances, credit losses, or impairment charges; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate or operate acquisitions or internalize property management; the potential impact of unfavorable resolution of litigation or disputes and resulting rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; environmental, social and governance and sustainability commitments and requirements, as well as stakeholder expectations; epidemics, pandemics, or other infectious diseases, including the coronavirus disease (Covid), and health and safety measures intended to reduce their spread; human capital risks, including the loss or limited availability of our key personnel; our reliance on information technology and any material failure, inadequacy, interruption, or security failure of that technology; the use of, or inability to use, artificial intelligence by us, our tenants, our vendors, and our investors; volatility, disruption, or uncertainty in the financial markets; increased borrowing costs, which could impact our ability to refinance existing debt, sell properties, and conduct investment activities; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all; an increase in our level of indebtedness; covenants in our debt instruments, which may limit our operational flexibility, and breaches of these covenants; volatility in the market price and trading volume of our common stock; adverse changes in our credit ratings; the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; laws or regulations prohibiting eviction of our tenants; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administrative decisions affecting the Centers for Medicare and Medicaid Services; our participation in the Coronavirus, Aid, Relief and Economic Security Act Provider Relief Fund and other Covid-related stimulus and relief programs; changes in federal, state, or local laws or regulations that may limit our opportunities to participate in the ownership of, or investment in, healthcare real estate; our ability to successfully integrate our operations with Physicians Realty Trust and realize the anticipated synergies of our merger with Physicians Realty Trust and benefits of property management internalization; our ability to maintain our qualification as a real estate investment trust (“REIT”); our taxable REIT subsidiaries being subject to corporate level tax; tax imposed on any net income from “prohibited transactions”; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; tax protection agreements that may limit our ability to dispose of certain properties and may require us to maintain certain debt levels; ownership limits in our charter that restrict ownership in our stock; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; conflicts of interest between the interests of our stockholders and the interests of holders of Healthpeak OP, LLC (“Healthpeak OP”) common units; provisions in the operating agreement of Healthpeak OP and other agreements that may delay or prevent unsolicited acquisitions and other transactions; our status as a holding company of Healthpeak OP; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings.

Moreover, other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our website or otherwise. We do not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

27